As filed with the Securities and Exchange Commission on April 29,1999
                                                       Registration No. ________

      =====================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    --------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    --------

                               DIME BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                                    11-3197414
         (State or Other Jurisdiction of                   (I.R.S. Employer
         Incorporation or Organization)                    Identification No.)

         589 Fifth Avenue, New York, New York              10017
         (Address of Principal Executive Offices)          (Zip Code)

              DIME BANCORP, INC. 1993 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                              JAMES E. KELLY, ESQ.
                                 General Counsel
                   589 Fifth Avenue, New York, New York 10017
                     (Name and Address of Agent for Service)

                                 (212) 326-6170
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
Title of                                             Proposed
Securities        Amount        Proposed             Maximum               Amount of
to be             to be         Maximum Offering     Aggregate Offering    Registration
Registered        Registered    Price per Share*     Price*                Fee
---------------------------------------------------------------------------------------
Common Stock,
par value $0.01
per share          2,000,000    $23.1875             $46,375,000.00        $12,892.25
---------------------------------------------------------------------------------------

* In accordance with Rule 457(c) and (h), the Maximum Aggregate Offering Price and Registration Fee have been computed as follows: (a) the price per share of the Common Stock of Dime Bancorp, Inc. (the "Company") has been based on the average of the high and low prices for the Common Stock of the Company as reported on the New York Stock Exchange on April 27, 1999, and (b) using such price per share, the aggregate amount of the Offering Price was then calculated on the basis of the aggregate amount of shares of Common Stock of the Company issuable in connection with the Dime Bancorp, Inc. 1993 Employee Stock Purchase Plan.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Registration Statement also covers the shares of Common Stock previously registered under Registration Statement No. 33-88558.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference:

                  (i) The Company's Registration Statement on Form 8-A as filed with the Commission on January 10, 1995, which includes a description of the Common Stock;

                  (ii) The Company's Registration Statement on Form S-8 No. 33-88558 as filed with the Commission on January 18, 1995;

                  (iii) The Company's Annual Report on Form 10-K for the year ended December 31, 1998; and

                  (iv) The Company's Current Report on Form 8-K as filed with the Commission on April 15, 1999;

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment which indicates that all stock offered has been sold or which deregisters all stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of their filing. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of April, 1999.

                                    DIME BANCORP, INC.
                                    (Registrant)


                                    By:     /s/ Lawrence J. Toal
                                           ----------------------------------
                                           Lawrence J. Toal
                                           Chief Executive Officer, President
                                            and Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of April 29, 1999. In addition, the undersigned hereby constitute and appoint Lawrence J. Toal and James E. Kelly, or either of them acting alone, each with the full power of substitution and resubstitution, as his or her respective true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-8 relating to the Dime Bancorp, Inc. 1993 Employee Stock Purchase Plan (the "Registration Statement"), and any and all amendments to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement, as fully to all intents and purposes as he or she might or could do in person, and do hereby ratify and confirm all that such attorney-in-fact and agent, or their respective substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.


      Signature                                         Title


     /s/ Lawrence J. Toal         Chief Executive Officer, President, Chief
------------------------------    Operating Officer and Chairman of the
         Lawrence J. Toal         Board (Principal Executive Officer)

   /s/ Derrick D. Cephas          Director
------------------------------
       Derrick D. Cephas

    /s/ Frederick C. Chen         Director
------------------------------
        Frederick C. Chen

   /s/ J. Barclay Collins II      Director
------------------------------
       J. Barclay Collins II

 /s/ Richard W. Dalrymple         Director
------------------------------
     Richard W. Dalrymple

      /s/James F. Fulton          Director
------------------------------
         James F. Fulton

    /s/ James M. Large, Jr.       Director
------------------------------
        James M. Large, Jr.

    /s/ Virginia M. Kopp          Director
------------------------------
        Virginia M. Kopp

      /s/ Fred B. Koons           Director
------------------------------
          Fred B. Koons

       /s/ John Morning           Director
------------------------------
           John Morning

 /s/ Margaret Osmer-McQuade       Director
------------------------------
     Margaret Osmer-McQuade

   /s/ Sally Hernandez-Pinero     Director
------------------------------
       Sally Hernandez-Pinero

   /s/ Dr. Paul A. Qualben        Director
------------------------------
       Dr. Paul A. Qualben

   /s/ Eugene G. Schulz, Jr.      Director
------------------------------
       Eugene G. Schulz, Jr.

      /s/ Howard Smith            Director
------------------------------
          Howard Smith

    /s/ Dr. Norman R. Smith       Director
------------------------------
        Dr. Norman R. Smith

     /s/ Ira T. Wender            Director
------------------------------
         Ira T. Wender

   /s/ Anthony R. Burriesci       Chief Financial Officer
------------------------------
       Anthony R. Burriesci

     /s/ John F. Kennedy          Controller
------------------------------
         John F. Kennedy

EXHIBIT INDEX


                                                                   Sequentially
                                                                       Numbered
Exhibit No.                                                                Page

 5.1     Opinion of counsel regarding the Legality of the
         Common Stock Being Registered by the Company.......................  6

23.1     Consent of Counsel
         (included in the Opinion of Counsel)...............................  6

23.2     Consent of KPMG LLP................................................  8

24.1     Powers of Attorney
         (included in the Signature Page of this
         Registration Statement)............................................  3